Exhibit (a)(1)(I)

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EMAIL: BEA409A@bea.com

BEA SYSTEMS, INC.

November 15, 2007

Print Confirmation of Election

Your Election information has been recorded as follows

Grant Date	Option Number	Original Exercise Price Per Share	Number of Options Subject To Outstanding Option	Number of Options Subject to 409A/Eligible for Amendment	Actual Grant Date	Fair Market Value of BEA Common Stock on Actual Grant Date	Eligible for Cash Payment?	Cash Payment
							¡ Yes ¡ No	$
							¡ Yes ¡ No	$
							¡ Yes ¡ No	$
							¡ Yes ¡ No	$
							¡ Yes ¡ No	$
							¡ Yes ¡ No	$

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an e-mailed “Election Confirmation Statement” after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a copy of your printed Electronic Confirmation Statement via email to stock-admin@bea.com.